BANCTRUST FINANCIAL GROUP, INC.
ATTN: MICHAEL JOHNSON
P.O. BOX 3067
MOBILE, AL 36652

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Reorganization, dated May 28, 2012, by and between Trustmark Corporation and BancTrust Financial Group, Inc., pursuant to which BancTrust Financial Group, Inc. will merge with and into Trustmark Corporation.	☐	☐	☐
2. A proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to BancTrust Financial Group, Inc.'s named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐
3. A proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000148284_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

REVOCABLE PROXY
BANCTRUST FINANCIAL GROUP, INC.
Proxy for Special Meeting of Shareholders
September 26, 2012
Solicited by the Board of Directors

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc. ("BancTrust"), do hereby nominate, constitute and appoint John T. Hensley and Robert B. Doyle, III, and each of them, with full power to act alone, my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all common stock of BancTrust standing in my name on its books on September 26, 2012 at the special meeting of its shareholders to be held at 107 Saint Francis Street, Mobile, Alabama 36602, on September 26, 2012 at 10:00 a.m., local time and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations as instructed herein.

If properly executed and returned, the shares represented by the proxy will be voted in accordance with the directions given herein. **If no specific directions are given, the shares will be voted subject to and in accordance with the provisions contained in the proxy statement/prospectus dated August 13, 2012 and filed by BancTrust with the SEC on August 13, 2012, "For" proposals 1, 2 and 3 listed herein.**

This proxy may be revoked at any time prior to its exercise by written notice or a subsequently dated proxy delivered to the Secretary of BancTrust.

Continued and to be signed on reverse side